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                                                                 Exhibit (17)(a)

       3 EASY WAYS TO VOTE

1. Automated Touch Tone Voting: Call toll-free [1-866-235-4258] and use the control number shown below.

2. Return this Voting Instruction Form using the enclosed postage-paid envelope to [address].

3.  Visit our website at https://vote.proxy-direct.com to vote electronically.

    NOTE: If you vote by phone or electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast.

*** CONTROL NUMBER ***


METROPOLITAN SERIES FUND, INC.
Balanced Portfolio
FI Mid Cap Opportunities Portfolio
MFS Research Managers Portfolio

METROPOLITAN SERIES FUND, INC.
501 Boylston Street
Boston, Massachusetts 02116

VOTING INSTRUCTION FORM FOR THE
Special Meeting of Shareholders
April 30, 2004, 2:00 p.m.

The undersigned hereby instructs New England Life Insurance Company, Metropolitan Life Insurance Company, MetLife Investors USA Insurance Company, General American Life Insurance Company (the " Insurance Companies") to vote the shares of each portfolio of Metropolitan Series Fund, Inc. ("Met Fund") named above (each a "Portfolio") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolios to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m. Eastern Time on Friday, April 30, 2004 and at any adjournments thereof.

The Insurance Companies and the Board of Directors of the Met Fund solicit your voting instructions and recommend that you instruct the Insurance Companies to vote "FOR" the Proposal. The Insurance Companies will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Companies will vote FOR the Proposal. The Insurance Companies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.


                                                 Date ______________, 2004

                                                      PLEASE SIGN IN BOX BELOW
                                                 -------------------------------


                                                 _______________________________

                                                 _______________________________
                                                 _______________________________


Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

    Please fold and detach card at perforation before mailing.

    TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

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
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                                                                                     FOR             AGAINST          ABSTAIN
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

To approve the Agreement and Plan of Reorganization relating to the acquisition      [_]               [_]              [_]
of the Balanced Portfolio by the MFS Total Return Portfolio, a series of
Metropolitan Series Fund, Inc.
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                                                                                     FOR             AGAINST          ABSTAIN
--------------------------------------------------------------------------------------------------------------------------------

To approve the Agreement and Plan of Reorganization relating to the acquisition      [_]               [_]              [_]
of the FI Mid Cap Opportunities Portfolio by the Janus Mid Cap Portfolio, a
series of Metropolitan Series Fund, Inc.
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     FOR             AGAINST          ABSTAIN
--------------------------------------------------------------------------------------------------------------------------------

To approve the Agreement and Plan of Reorganization relating to the acquisition      [_]               [_]              [_]
of the MFS Research Managers Portfolio by the MFS Investors Trust Portfolio, a
series of Metropolitan Series Fund, Inc.
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